Exhibit 3.1(b)

CERTIFICATE OF AMENDMENT OF
THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF IAC HOLDINGS, INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, IAC Holdings, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Board of Directors of the Corporation duly adopted resolutions proposing and declaring advisable the following amendments to the Amended and Restated Certificate of Incorporation of the Corporation:

SECOND: Article I is hereby amended to read in its entirety as follows:

Article I

The name of the Corporation is IAC/InterActiveCorp.

THIRD: Sections A to D of Article XIII are hereby amended to read in their entirety as follows:

A.	COMPETITION AND CORPORATE OPPORTUNITIES

(1)               To the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Expedia Dual Opportunity about which an Expedia Dual Role Person acquires knowledge. An Expedia Dual Role Person shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Expedia Dual Opportunity that such Expedia Dual Role Person has communicated or offered to Expedia, shall not be prohibited from communicating or offering any Expedia Dual Opportunity to Expedia, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Expedia Dual Opportunity that such Expedia Dual Role Person has communicated or offered to Expedia or (ii) the communication or offer to Expedia of any Expedia Dual Opportunity, so long as (x) the Expedia Dual Opportunity does not become known to the Expedia Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Expedia Dual Opportunity is not presented by the Expedia Dual Role Person to any party other than Expedia and the Expedia Dual Role Person does not pursue the Expedia Dual Opportunity individually.

(2)               To the extent provided in the following sentence, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any Match Dual Opportunity about which an Match Dual Role Person acquires knowledge. A Match Dual Role Person shall have no duty to communicate or offer to the Corporation or any of its Affiliated Companies any Match Dual Opportunity that such Match Dual Role Person has communicated or offered to Match, shall not be prohibited from communicating or offering any Match Dual Opportunity to Match, and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation, as the case may be, resulting from (i) the failure to communicate or offer to the Corporation or any of its Affiliated Companies any Match Dual Opportunity that such Match Dual Role Person has communicated or offered to Match or (ii) the communication or offer to Match of any Match Dual Opportunity, so long as (x) the Match Dual Opportunity does not become known to the Match Dual Role Person in his or her capacity as a director or officer of the Corporation, and (y) the Match Dual Opportunity is not presented by the Match Dual Role Person to any party other than Match and the Match Dual Role Person does not pursue the Match Dual Opportunity individually.

B.	CERTAIN MATTERS DEEMED NOT CORPORATE OPPORTUNITIES

In addition to and notwithstanding the foregoing provisions of this Article XIII, the Corporation renounces any interest or expectancy of the Corporation or any of its Affiliated Companies in, or in being offered an opportunity to participate in, any business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake. Moreover, nothing in this Article XIII shall amend or modify in any respect any written contractual agreement between Expedia or Match on the one hand and the Corporation or any of its Affiliated Companies on the other hand.

C.	CERTAIN DEFINITIONS

For purposes of this Article XIII:

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of the foregoing definition, the term “controls,” “is controlled by,” or “is under common control with” means the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Company” means (i) with respect to the Corporation, any Person controlled by the Corporation, (ii) with respect to Expedia, any Person controlled by Expedia and (iii) with respect to Match, any Person controlled by Match.

“Expedia” means Expedia Group, Inc., a Delaware corporation, and its Affiliated Companies.

“Expedia Dual Opportunity” means any potential transaction or matter which may be a corporate opportunity for both Expedia, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.

“Expedia Dual Role Person” means any individual who is an officer or director of both the Corporation and Expedia.

“Match” means Match Group, Inc., a Delaware corporation originally incorporated on July 28, 1986 under the name Silver King Broadcasting Company, Inc., and its Affiliated Companies.

“Match Dual Opportunity” means any potential transaction or matter which may be a corporate opportunity for both Match, on the one hand, and the Corporation or any of its Affiliated Companies, on the other hand.

“Match Dual Role Person” means any individual who is an officer or director of both the Corporation and Match.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

D.	TERMINATION

The provisions of this Article XIII shall have no further force or effect (i) with respect to Expedia Dual Role Persons or Expedia Dual Opportunities at such time as (a) the Corporation and Expedia are no longer Affiliates and (b) none of the directors and officers of Expedia serve as directors or officers of the Corporation and its Affiliated Companies and (ii) with respect to Match Dual Role Persons and Match Dual Opportunities at such time as (a) the Corporation and Match are no longer Affiliates and (b) none of the directors and officers of Match serve as directors or officers of the Corporation and its Affiliated Companies; provided, however, that any such termination shall not terminate the effect of such provisions with respect to any agreement, arrangement or other understanding between the Corporation or an Affiliated Company thereof on the one hand, and Expedia or Match, on the other hand, as applicable, that was entered into before such time or any transaction entered into in the performance of such agreement, arrangement or other understanding, whether entered into before or after such time.

FOURTH: That the sole stockholder of the Corporation has adopted said amendments in accordance with Section 242 of the General Corporation Law of the State of Delaware by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

FIFTH: That said amendments shall become effective at 11:07 p.m., Eastern Time, on June 30, 2020.

[Signature appears on next page]

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Joanne Hawkins, its Senior Vice President and Deputy General Counsel, this 30th, day of June, 2020.

IAC HOLDINGS, INC.

By:	/s/ Joanne Hawkins
Name: Joanne Hawkins
Title: SVP and Deputy General Counsel